UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2011
ROCKWELL MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan	48393

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code                     (248) 960-9009
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On February 17, 2011, Rockwell Medical Technologies, Inc. (the “Company”) entered into an Agreement to Extend the Lease Agreement, Options to Purchase and Option to Lease (the “Lease Renewal”) with EZE Management Properties Limited Partnership (“Landlord”), which renews the Lease Agreement, Options to Purchase and Option to Lease dated March 19, 2008 (the “Lease”) for the Company’s Greer, South Carolina facilities.
The Lease Renewal extends the term of the Lease through February 28, 2013 and provides for minor adjustments to the amounts paid for property taxes and insurance as part of the monthly rent payments, which will increase the monthly rent payments by an immaterial amount. In addition, the Company will be required to pay approximately $6,300 to Landlord on March 1, 2011 as a final payment for the build out of the leased premises described in the original Lease.
The foregoing does not purport to be a complete description of the Lease Renewal, and is qualified in its entirety by reference to the full text of the Lease Renewal, a copy of which is attached hereto as Exhibit 10.40, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
The following exhibit is furnished herewith:

Exhibit number	Exhibit Description
10.40
Agreement to Extend the Lease Agreement, Options to Purchase and Option to Lease dated February 17, 2011, by and between Rockwell Medical Technologies, Inc. and EZE Management Properties Limited Partnership

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
Date: February 22, 2011	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer